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                                                                  EXECUTION COPY

                         ZENITH NATIONAL INSURANCE CORP.

                                3,100,000 Shares

                                  Common Stock

                             UNDERWRITING AGREEMENT

                               dated July 27, 2004

                         BANC OF AMERICA SECURITIES LLC
                           J.P. MORGAN SECURITIES INC.
                              LEHMAN BROTHERS INC.
                      DOWLING & PARTNERS SECURITIES, L.L.C.
                        FERRIS, BAKER WATTS, INCORPORATED

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                                TABLE OF CONTENTS

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                                                                                                                    PAGE
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SECTION 1.        Representations and Warranties of the Company and the Selling Stockholders..................         2
SECTION 2.        Purchase, Sale and Delivery of the Common Shares............................................        12
SECTION 3.        Additional Covenants of the Company and the Selling Stockholders............................        14
SECTION 4.        Payment of Expenses.........................................................................        17
SECTION 5.        Conditions of the Obligations of the Underwriters...........................................        18
SECTION 6.        Reimbursement of Underwriters' Expenses.....................................................        21
SECTION 7.        Effectiveness of this Agreement.............................................................        22
SECTION 8.        Indemnification.............................................................................        22
SECTION 9.        Contribution................................................................................        26
SECTION 10.       Default of One or More of the Several Underwriters..........................................        28
SECTION 11.       Termination of this Agreement...............................................................        28
SECTION 12.       Representations and Indemnities to Survive Delivery.........................................        29
SECTION 13.       Notices.....................................................................................        29
SECTION 14.       Successors..................................................................................        31
SECTION 15.       Partial Unenforceability....................................................................        31
SECTION 16.       Governing Law Provisions....................................................................        31
SECTION 17.       General Provisions..........................................................................        31

SCHEDULE A  List of Underwriters..............................................................................       A-1
SCHEDULE B  List of Selling Stockholders......................................................................       B-1
SCHEDULE C  List of Designated Subsidiaries...................................................................       C-1
SCHEDULE D  List of Persons Subject to Lock-Up................................................................       D-1

EXHIBIT A-1  Opinion of Counsel for the Company...............................................................     A-1-1
EXHIBIT A-2  Opinion of In-house Counsel for the Company......................................................     A-2-1
EXHIBIT B-1  Opinion of Counsel for the Selling Stockholders..................................................     B-1-1
EXHIBIT B-2  Opinion of In-house Counsel for the Selling Stockholders.........................................     B-2-1
EXHIBIT C  Form of Lock-Up Letter.............................................................................     C-1-1
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                             UNDERWRITING AGREEMENT

July 27, 2004

BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.
DOWLING & PARTNERS SECURITIES, L.L.C.
FERRIS, BAKER WATTS, INCORPORATED

         As Representatives of the several Underwriters named in Schedule A hereto

c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York , NY 10019

Ladies and Gentlemen:

      The stockholders of Zenith National Insurance Corp., a Delaware corporation (the "Company"), named in Schedule B (collectively, the "Selling Stockholders") severally propose to sell to the underwriters named in Schedule A (the "Underwriters") an aggregate of 3,100,000 shares (the "Firm Common Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company. In addition, certain of the Selling Stockholders have severally granted to the Underwriters an option to purchase up to an additional 400,000 shares (the "Optional Common Shares") of Common Stock, as provided in Section 2 hereof, each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder's name in Schedule B. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively referred to herein as the "Common Shares". Banc of America Securities LLC ("BAS"), J.P. Morgan Securities Inc., Lehman Brothers Inc., Dowling & Partners Securities, L.L.C. and Ferris, Baker Watts, Incorporated have agreed to act as representatives of the Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Common Shares.

      The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-116516), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including all documents incorporated or deemed to be incorporated by

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reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), is referred to herein as the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is referred to herein as the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is referred to herein as the "Prospectus"; provided, however, that if the Company has, with the consent of BAS, elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a "preliminary prospectus") dated July 21, 2004 (such preliminary prospectus is referred to herein as the "Rule 434 preliminary prospectus"), together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

      The Company and the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:

      SECTION 1. Representations and Warranties of the Company and the Selling Stockholders.

      A. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter as follows:

      (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

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      Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact (except, in the case of a preliminary prospectus, for pricing and other financial terms intentionally left blank) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein.

      (b) Offering Materials Furnished to Underwriters. The Company has delivered to the Representatives one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

      (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus (including any Prospectus wrapper) or the Registration Statement.

      (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

      (e) No Applicable Registration or Other Similar Rights. Except as described in the Prospectus or with respect to rights granted pursuant to the purchase agreement dated as of February 4, 1981 among Reliance Insurance Company ("Reliance"), Zenith National Insurance Corp., Eugene V. Klein, Daniel Schwartz, Harvey L. Silbert, and the parties set forth on Exhibit A thereto and pursuant to a stock purchase agreement dated June 25, 1999 between Reliance and Fairfax Financial Holdings Limited ("Fairfax"), there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than the Selling Stockholders with respect to the Common Shares included in the Registration Statement.

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      (f) No Material Adverse Change. Except as otherwise disclosed in the
Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; (iii) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

      (g) Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent registered public accountants as required by the Securities Act and the Exchange Act.

      (h) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules, if any, included in the Prospectus present fairly in accordance with generally accepted accounting principles ("GAAP") the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Summary -- Summary Historical Consolidated Financial Data," "Capitalization" and "Management's Discussion and Consolidated Analysis of Financial Condition and Results of Operations" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

      (i) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its "significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X) and each subsidiary listed on Schedule C hereto (each a "Designated Subsidiary" and, collectively, the "Designated Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each Designated Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of California) where the failure to so qualify or to be in good standing would not be reasonably expected to result, individually or in the aggregate, in a Material Adverse Change. All of the

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issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

      (j) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances or acquisitions, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options described in the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description incorporated by reference in the Prospectus. All of the issued and outstanding shares of Common Stock (including the shares of Common Stock owned by Selling Stockholder) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, incorporated by reference in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

      (k) Listing. The Common Shares are listed on the New York Stock Exchange.

      (l) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not be reasonably expected to result, individually or in the aggregate, in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except, with respect to each of clauses (i), (ii) and (iii) above, for such violations, conflicts, breaches, Defaults, liens, charges or encumbrances as would not be reasonably

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expected to result, individually or in the aggregate, in a Material Adverse
Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the "NASD") and except where the failure to make any such filing or to obtain any such authorization, approval, consent, license, order, registration qualification or decree would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Change. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

      (m) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened
(i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened or imminent that may, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

      (n) Intellectual Property Rights. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Change.

      (o) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the

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aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

      (p) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the real properties and good title to all the personal property and owns the other assets reflected as owned in the financial statements referred to in Section 1(A)(i) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect (assuming compliance therewith by the other parties thereto), and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

      (q) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have, to the Company's knowledge, paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and for which, in the case of both clauses (i) and (ii), adequate reserves have been established on the books and records of the Company and its subsidiaries. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1 (A)(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

      (r) Company Not an "Investment Company". The Company is not an "investment company" within the meaning of Investment Company Act.

      (s) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

      (t) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described (or incorporated by reference) as required.

      (u) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive

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officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company's most recent annual or quarterly report filed with the Commission and (iii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company's disclosure controls and procedures described above, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. Since the most recent evaluation of the Company's disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

      (v) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (w) Compliance with Environmental Laws. Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate reasonably be expected to result in a Material Adverse Change; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

      (x) ERISA Compliance. Each of the Company and its subsidiaries has fulfilled their respective obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company or any of its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations, other than such non-fulfillment or non-compliance that would not reasonably be expected to result in a Material Adverse Change. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title

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IV of ERISA, except for such liability as would not be reasonably expected to result in a Material Adverse Change.

      (y) Brokers. Except as otherwise disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

      (z) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company, except as disclosed in the Prospectus.

      (aa) No Material Changes in Insurance Reserving Practices. Except as disclosed in the Prospectus, the Company and its subsidiaries have made no material changes in their insurance reserving practices since the most recent audited financial statements included in the Prospectus.

      (bb) Validity of Reinsurance Treaties. All reinsurance treaties and arrangements to which any subsidiary is a party are in full force and effect (assuming compliance therewith by the other parties thereto) and no subsidiary is in violation of or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein; no subsidiary has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty and, to the best knowledge of the Company, the Company and the subsidiaries have no reason to believe that any of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement; except, in each of the above cases, (A) to the extent adequately and properly reserved for in the consolidated financial statements of the Company included in the Prospectus and (B) as would not reasonably be expected to result in a Material Adverse Change.

      (cc) Statutory Statements. The statutory financial statements of the Company's subsidiaries required to file such statutory financial statements and the statutory balance sheets and income statements included in such statutory financial statements, most recently filed in each jurisdiction, have been prepared in all material respects in conformity with required or permitted or prescribed statutory accounting principles or practices applied on a consistent basis, except as may otherwise be indicated in the notes thereto, and present fairly the financial position of such subsidiaries (on a statutory basis) for the period covered thereby.

      (dd) Ratings. The various ratings assigned to the Company's subsidiaries as of July 23, 2004 have not been lowered or, to the Company's knowledge, threatened to be lowered by A.M. Best Company, Inc. ("A.M. Best"), Fitch, Inc. ("Fitch"), Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P") or Moody's Investors Service, Inc. ("Moody's"), as applicable, nor, to the Company's knowledge, have such ratings been placed under surveillance or review by A.M. Best, S&P, Fitch, or Moody's, as applicable.

      (ee) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the First Closing Date and the Second Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

      The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

      B. Representations and Warranties of the Selling Stockholder. Each of the Selling Stockholders, severally and not jointly, as to itself represents, warrants and covenants to each Underwriter as follows:

      (a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

      (b) Title to Common Shares to be Sold; All Authorizations Obtained. Such Selling Stockholder has, and on the First Closing Date and the Second Closing Date (as defined below) will have, good and valid title to all of the Common Shares which may be sold by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power, and all authorizations and approvals required by law and under its charter or by-laws or other organizational documents to enter into this Agreement, to sell, transfer and deliver all of the Common Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

      (c) Delivery of the Common Shares to be Sold. Delivery of the Common Shares which are sold by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Common Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.

      (d) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, the charter or by-laws or other organizational documents of such Selling Stockholder or any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, except for such violations, conflicts, Defaults or breaches as would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on such Selling Stockholder's ability to consummate the transactions contemplated by this Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement except under the Securities Act, applicable state securities or blue sky laws and from the NASD and except where the failure to make any such filing or to obtain any such authorization, approval, consent, license, order, registration qualification or decree would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Selling Stockholder's ability to consummate the transactions contemplated by this Agreement.

      (e) No Registration or Other Similar Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus and pursuant to a stock purchase agreement dated June 25, 1999 between Reliance and Fairfax and, in the case of Clearwater, except for rights pursuant to the stock purchase agreement, dated as of November 21, 2001, between the Company and Clearwater.

      (f) No Further Consents, etc. Except for the consent of such Selling Stockholder to the respective number of Common Shares to be sold by such Selling Stockholder pursuant to this Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Common Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.

      (g) Disclosure Made by Such Selling Stockholder in the Prospectus. All information furnished by such Selling Stockholder or on behalf of such Selling Stockholder by any of its representatives in writing for use in the Registration Statement and Prospectus is, and on the First Closing Date and the Second Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the Second Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder's name in the Prospectus under the caption "Selling Stockholders" (both prior to and after giving effect to the sale of the Common Shares).

      (h) No Price Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

      (i) No Additional Information. Such Selling Stockholder is not prompted to sell shares of Common Stock by any material information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

      Any certificate signed by any Selling Stockholder or by any representative on behalf of such Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

      Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

      SECTION 2. Purchase, Sale and Delivery of the Common Shares.

      (a) The Firm Common Shares. The Selling Stockholders agree to sell to the several Underwriters the Firm Common Shares upon the terms set forth herein. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Selling Stockholders the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Selling Stockholders shall be $41.1510 per share.

      (b) The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of BAS, 9 West 57th Street New York NY (or such other place as may be agreed to by the Company, the Selling Stockholders and the Representatives) at 9:00 a.m. New York time, on July 30, 2004 or such other time and date not later than 1:30 p. m. New York time, on July 30, 2004 as the Representatives shall designate by notice to the Company and the Selling Stockholders (the time and date of such closing are called the "First Closing Date"). The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Selling Stockholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

      (c) The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, Clearwater Insurance Company ("Clearwater") and United States Fire Insurance Company (collectively with Clearwater, the "Option Selling Stockholders") each hereby grants, severally and not jointly, an option to the several Underwriters to purchase from it up to an aggregate of 200,000 Optional Common Shares (collectively, 400,000 Optional Common Shares) at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Option Selling Stockholders (with a copy to the Company), which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares and (b) each Option Selling Stockholder agrees, severally and not jointly, to sell the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be sold as the number of Optional Common Shares set forth in Schedule B opposite the name of such Selling Stockholder bears to the total number of Optional Common Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Selling Stockholders (with a copy to the Company).

      (d) Offering of the Common Shares. The Representatives hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public in the United States, as described in the Prospectus, and privately in Canada their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, has determined is advisable and practicable.

      (e) Payment for the Common Shares. Payment for the Common Shares to be sold by the Selling Stockholders shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Selling Stockholders.

      It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. BAS, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

      Each Selling Stockholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Common Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder's obligations hereunder.

      (f) Delivery of the Common Shares. The Selling Stockholders shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Firm Common Shares to be sold by the Selling Stockholders at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Option Selling Stockholders shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase from the Selling Stockholders at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

      (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

      SECTION 3. Additional Covenants of the Company and the Selling
Stockholders.

      A. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

      (a) Representatives' Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall consult with the Representatives before filing, and provide the Representatives the opportunity to review and comment on, each such proposed amendment or supplement.

      (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives and, if requested by the Representatives, confirm such advice in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

      (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3 (A)(a) hereof), file with the Commission and furnish to the Underwriters and to dealers, without charge, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

      (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may reasonably request.

      (e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those U.S. jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any U.S. jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

      (f) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

      (g) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending June 30, 2005 that satisfies the provisions of Section 11(a) of the Securities Act.

      (h) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Common Shares as may be required under Rule 463 under the Securities Act.

      (i) Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

      (j) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date hereof, the Company will not, without the prior written consent of BAS, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus.

      (k) Future Reports to the Representatives. During the period of two years hereafter the Company will furnish to the Representatives at 9 West 57th Street, New York, NY 10022 Attention: Thomas M. Morrison: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission pursuant to the Exchange Act (other than any specific sections of such reports that are the subject of a pending request for confidential treatment or for which the Commission has agreed to afford confidential treatment); and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock; provided, however, that the Company shall not be required to provide the Representatives with any such information, reports or similar forms that have been filed or furnished with the Commission by an electronic transmission pursuant to the Electronic Data Gathering Analysis and Retrieval System (EDGAR) or an equivalent electronic database authorized by the Commission.

      (l) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

      (m) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

      B. Covenants of the Selling Stockholders. Each Selling Stockholder further covenants and agrees with each Underwriter:

      (a) Agreement Not to Offer or Sell Additional Securities. Such Selling Stockholder will not, without the prior written consent of BAS, directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock (other than by selling shares of Common Stock in the offering contemplated by the Registration Statement), options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date hereof.

      (b) Delivery of Forms W-8 and W-9. To deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).

      BAS, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance, as applicable. Notwithstanding the foregoing, BAS, for the benefit of each of the other Underwriters, agrees not to consent to any action proposed to be taken by the Company, any Selling Stockholder or any other holder of the Company's securities that would otherwise be prohibited by, or to waive compliance by the Company, any Selling Stockholder or any such other security holder with the provisions of, Section 3A(k) or 3B(a) above or any lock-up agreement delivered pursuant to Section 6(k) below without giving each of the other Underwriters at least 17 days prior notice (or such shorter notice as BAS may deem acceptable, if at all, to permit compliance with applicable provisions of NYSE Rule 472(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement).

      SECTION 4. Payment of Expenses. The Selling Stockholders, severally and not jointly, agree to pay their pro rata share of all costs, fees and expenses incurred in connection with the performance of the obligations of the Company and such Selling Stockholder hereunder and in connection with the transactions contemplated hereby (whether or not consummated), including without limitation (i) all reasonable expenses incident to the delivery of the Common Shares, (ii) all reasonable fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary transfer and other stamp taxes in connection with the sale of the Common Shares to the Underwriters, (iv) all reasonable fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all reasonable costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, reasonable attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws, as applicable, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares and (viii) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this
Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. Notwithstanding the foregoing, the Underwriters have agreed to reimburse the Selling Stockholders on or before the First Closing Date for their pro rata actual out-of-pocket expenses incurred in connection with the offering, in an amount not to exceed $400,000.

      Each Selling Stockholder further agrees with each Underwriter to pay (directly or by reimbursement) all reasonable fees and expenses incident to the performance of such Selling Stockholder's obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to
(i) reasonable fees and expenses of counsel and other advisors for such Selling Stockholders and (ii) expenses and taxes incident to the sale and delivery of the Common Shares to be sold by such Selling Stockholder to the Underwriters hereunder.

      This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, or any of their affiliates, on the other hand.

      SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company and the Option Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

      (a) Accountants' Comfort Letter. On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received an additional four conformed copies of such accountants' letter for each of the several Underwriters).

      (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

                        (i) the Company shall have filed the Prospectus with the
            Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives' consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

                        (ii) no stop order suspending the effectiveness of the
            Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

                        (iii) the NASD shall have raised no objection to the
            fairness and reasonableness of the underwriting terms and arrangements.

      (c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, in the judgment of the Representatives there shall not have occurred any Material Adverse Change.

      (d) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion, dated as of such Closing Date, of (i) Skadden, Arps, Slate, Meagher & Flom, LLP, counsel for the Company, together with signed copies of such letter for the Representatives substantially to the effect set forth in Exhibit A-1 hereto and (ii) of John J. Tickner, Esq., Senior Vice President and Secretary of the Company, together with signed copies of such letter for the Representatives substantially to the effect set forth in Exhibit A-2.

      (e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, dated as of such Closing Date, in form and substance reasonably satisfactory to the Representatives (and the Representatives shall have received an additional four conformed copies of such counsel's legal opinion for each of the several Underwriters). In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

      (f) Officers' Certificate. On each of the First Closing Date and the Second Closing Date the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 5, and further to the effect that:

                        (i) for the period from and after the date of this
            Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

                        (ii) the representations, warranties and covenants of
            the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

                        (iii) the Company has complied with all the agreements
            hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

      (g) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representatives shall have received an additional four conformed copies of such accountants' letter for each of the several Underwriters).

      (h) Opinion of Counsel for the Selling Stockholders. On each of the First Closing Date (with respect to the Selling Stockholders) and the Second Closing Date (with respect to the Option Selling Stockholders) the Representatives shall have received the favorable opinion, dated as of such Closing Date, of (i) Shearman & Sterling LLP, counsel for the Selling Stockholders, together with signed copies of such letter for each of the several underwriters substantially to the effect set forth in Exhibit B-1 hereto and (ii) internal counsel for each of the Selling Stockholders, together with signed copies of each such letter for each of the several underwriters substantially to the effect set forth in Exhibit B-2.

      (i) Selling Stockholders' Certificate. On each of the First Closing Date and, in the case of the Option Selling Stockholders, the Second Closing Date the Representatives shall receive a written certificate executed by each Selling Stockholder or each Option Selling Stockholder, as applicable, dated as of such Closing Date, to the effect that:

                        (i) the representations, warranties and covenants of
            such Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date; and

                        (ii) such Selling Stockholder has complied with all the
            agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

      (j) Lock-Up Agreement from Certain Securityholders of the Company Other Than Selling Stockholders. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit C hereto from those persons listed on Schedule D hereto, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

      (k) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

      If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

      SECTION 6. Reimbursement of Underwriters' Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 7, Section 10 or Section 11(v), or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Selling Stockholders agree, severally and not jointly, to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of such Selling Stockholder's Common Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

      SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

      Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Selling Stockholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or the Selling Stockholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

      SECTION 8. Indemnification.

      (a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Common Shares have been offered, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any prospectus wrapper material distributed in Canada, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

      (b) Indemnification of the Underwriters by the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Common Shares have been offered, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Selling Stockholders), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any prospectus wrapper material distributed in Canada, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) in whole or in part upon any inaccuracy in the representations and warranties of such Selling Stockholder contained herein; or
(iv) in whole or in part upon any failure of such Selling Stockholder to perform its respective obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that such Selling Stockholder shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or any Selling Stockholder by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to clauses (i), (ii) and (v) above, each Selling Stockholder shall be liable only to the extent arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense; and provided, further, that the liability of each Selling Stockholder under the foregoing indemnity agreement shall be limited to an amount equal to the initial public offering price of the Common Shares sold by such Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus. The Underwriters hereby acknowledge that the only information that the Selling Stockholders have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements relating to such Selling Stockholder set forth in the table in the first paragraph under the caption "Selling Stockholders" in the Prospectus; and such Selling Stockholder confirms that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Selling Stockholders may otherwise have.

      (c) Indemnification of the Company, its Directors and Officers and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders, each of its directors and officers and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Common Shares have been offered, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company or the Selling Stockholders by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

      (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (BAS in the case of Section 8(c) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

      (e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Sections 8(a) or (b) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it determines in good faith such request to be reasonable and (ii) provides written notice to the indemnified party substantiating in reasonable detail the unpaid balance as unreasonable, in each case prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could reasonably be expected to be a party and indemnity was or could reasonably be expected to have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

      SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the

Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(d) for purposes of indemnification.

      The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

      Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public and (ii) no Selling Stockholder shall be required to contribute any amount in excess of an amount equal to the public offering price of the Common Shares sold by such Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

      SECTION 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any non-defaulting Underwriter, any Selling Stockholder or the Company to any other party to this Agreement except that the provisions of Section 4, Section 6, Section 8 and
Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

      As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      SECTION 11. Termination of this Agreement. Prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Stockholders if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the NYSE; (ii) trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (iii) a general banking moratorium shall have been declared by any of federal, New York , Delaware or California authorities; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any substantial change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (v) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (vi) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Selling Stockholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or the Selling Stockholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

      SECTION 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers , of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

      SECTION 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

                   If to the Representatives:

                   Banc of America Securities LLC
                   9 West 57th Street
                   New York, NY 10019
                   Facsimile: (212) 933-2217
                   Attention: Thomas M. Morrison

                   with a copy to:

                   Banc of America Securities LLC
                   9 West 57th Street
                   New York, New York 10019
                   Facsimile: (212) 583-8567
                   Attention: Legal Department

                   and:

                   LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                   125 West 55th Street
                   New York, New York 10019
                   Facsimile: (212) 424-8500
                   Attention: Alexander M. Dye

                   If to the Company:

                   Zenith National Insurance Corp.
                   21255 Califa Street
                   Woodland Hills, California 91367
                   Facsimile: (818) 592-0480
                   Attention: Chief Financial Officer

                   with a copy to:

                   Skadden, Arps, Slate, Meagher & Flom LLP
                   300 South Grand Avenue, Suite 3400
                   Los Angeles, California 90071
                   Facsimile: (213) 687-5600
                   Attention: Jerome L. Coben and Jonathan L. Friedman

                   If to the Selling Stockholders:

                   TIG Insurance Company
                   5205 North O'Connor Boulevard
                   Irving, Texas 75309
                   Facsimile: (972) 831-5833
                   Attention: John Parker

                   and

                   Clearwater Insurance Company
                   300 First Stamford Place
                   Stamford, Connecticut 06902
                   Facsimile: (203) 965-7995
                   Attention: Donald L. Smith

                   and

                   United States Fire Insurance Company
                   305 Madison Avenue
                   Morristown, New Jersey 07962
                   Facsimile: (973)-490-6849
                   Attention: Carol Ann Soos, Esq.

                   and

                   The North River Insurance Company
                   305 Madison Avenue
                   Morristown, New Jersey 07962
                   Facsimile: (973)-490-6849
                   Attention: Carol Ann Soos, Esq.

                   with a copy to:

                   Shearman & Sterling LLP
                   Commerce Court West
                   Suite 4405, P.O. Box 247
                   Toronto, Canada M5L 1E8
                   Facsimile: (416) 360-2958
                   Attention: Christopher J. Cummings

      Any party hereto may change the address for receipt of communications by giving written notice to the others.

      SECTION 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

      SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

      SECTION 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

      SECTION 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations among the parties hereto with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

      Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

      The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, any person controlling any Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, the Selling Stockholders or any person controlling any Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

      Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters' officers and employees, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                          Very truly yours,

                                          ZENITH NATIONAL INSURANCE CORP.

                                          By: /s/ Stanley R. Zax
                                              ----------------------------------
                                              Name:  Stanley R. Zax
                                              Title: President

                                          TIG INSURANCE COMPANY

                                          By: /s/ R. Scott Donovan
                                              ----------------------------------
                                              Name:  R. Scott Donovan
                                              Title: President

                                          CLEARWATER INSURANCE COMPANY

                                          By: /s/ Donald L. Smith
                                              ----------------------------------
                                              Name:  Donald L. Smith
                                              Title: Senior Vice President,
                                                     General Counsel and
                                                     Corporate Secretary

                                          UNITED STATES FIRE INSURANCE COMPANY

                                          By: /s/ Dennis J. Hammer
                                              ----------------------------------
                                              Name:  Dennis J. Hammer
                                              Title: Senior Vice President
                                                     & Controller

                                          THE NORTH RIVER INSURANCE COMPANY

                                          By: /s/ Dennis J. Hammer
                                              ----------------------------------
                                              Name:  Dennis J. Hammer
                                              Title: Senior Vice President
                                                     & Controller

      The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in San Francisco, California as of the date first above written.

BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.
DOWLING & PARTNERS SECURITIES, L.L.C.
FERRIS, BAKER WATTS, INCORPORATED

         Acting as Representatives of the
         several Underwriters named in the
         attached Schedule A.

By: BANC OF AMERICA SECURITIES LLC

By: /s/ Thomas Morrison
    -----------------------------
    Name:  Thomas Morrison
    Title: Managing Director

                                                                      SCHEDULE A

                                                                                                           NUMBER OF FIRM
                                                                                                          COMMON SHARES TO
UNDERWRITERS                                                                                                BE PURCHASED
------------                                                                                              ----------------
Banc of America Securities LLC. ..............................................................               1,798,000
J.P. Morgan Securities, Inc. .................................................................                 465,000
Lehman Brothers Inc. .........................................................................                 465,000
Dowling & Partners Securities, L.L.C. ........................................................                 217,000
Ferris, Baker Watts, Incorporated.............................................................                 155,000

         Total................................................................................               3,100,000

                                                                      SCHEDULE B

                                                                                NUMBER OF FIRM      MAXIMUM NUMBER OF
                                                                               COMMON SHARES TO      OPTIONAL COMMON
SELLING STOCKHOLDER                                                                 BE SOLD         SHARES TO BE SOLD
-------------------                                                            ----------------     -----------------
TIG Insurance Company
     5205 North O'Connor Boulevard
     Irving, Texas 75309
     Attention:  John Parker............................................          2,966,449                    -

Clearwater Insurance Company
     300 First Stamford Place
     Stamford, Connecticut 06902
     Attention:  Donald L. Smith........................................             66,776              200,000

United States Fire Insurance Company
     305 Madison Avenue
     Morristown, New Jersey 07962
     Attention:  Carol Ann Soos, Esq. ..................................             46,775              200,000

The North River Insurance Company
     305 Madison Avenue
     Morristown, New Jersey 07962
     Attention:  Carol Ann Soos, Esq. ..................................             20,000                    -

         Total..........................................................          3,100,000              400,000

                                                                      SCHEDULE C

                         LIST OF DESIGNATED SUBSIDIARIES

               Zenith Star Insurance Company (a Texas corporation)

                                                                      SCHEDULE D

                       List of Persons subject to Lock-up

Stanley R. Zax
Jack D. Miller
Robert E. Meyer
William J. Owen
John J. Tickner
Fairfax Financial Holdings Limited (with respect to the stock held by its subsidiaries) Odyssey Re Holdings Corp.

                                                                     EXHIBIT A-1

      Opinion of outside counsel for the Company to be delivered pursuant to
Section 5(d)(i) of the Underwriting Agreement.

      References to the Prospectus in this Exhibit A-1 include any supplements thereto at the Closing Date.

      Subject to customary limitations, qualifications, exceptions and assumptions:

      1. The Company is validly existing in good standing under the laws of the State of Delaware.

      2. The Company has the corporate power and corporate authority to execute and deliver the Underwriting Agreement and consummate the transactions contemplated thereby.

      3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

      4     The statements in Item 15 of the Registration Statement, insofar as such statements purport to summarize certain provisions of the Certificate of Incorporation or Bylaws or the laws referred to therein, fairly summarize such provisions or laws in all material respects.

      5. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of the Underwriting Agreement by the Company or the consummation by the Company of the transactions contemplated thereby.

      6     The execution and delivery by the Company of the Underwriting
Agreement and the consummation by the Company of the transactions contemplated thereby will not (i) conflict with the Certificate of Incorporation or By-laws,
(ii) constitute a violation of, or a breach or default under, the terms of any Applicable Contract; provided, that with respect to the contracts listed as items 9 and 10 on Schedule A, we express no opinion as to any registration rights of stockholders of the Company or (iii) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order. We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Underwriting Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

      7. The Company is not an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

      8. Under current United States federal income tax law, although the discussion set forth in the Prospectus under the caption "United States Federal Income Tax Consequences to Non-U.S. Holders" does not purport to summarize all possible United States federal income tax consequences of the purchase, ownership, or disposition of the Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal

                                     A-1-1
income tax consequences that are anticipated to be material to Non-U.S. Holders (as defined in the Prospectus) who purchase the Securities pursuant to the Prospectus. [NOTE: OPINION REGARDING TAX SECTION WILL BE DELIVERED IN A SEPARATE SASMF OPINION.]

      In addition, set forth in a separate letter and subject to customary limitations, qualifications, exceptions, and assumptions:

         We have been orally advised by the commission that the Registration Statement, was declared effective under the Securities Act at 2:30 PM EST, on July 23, 2004 and we have been orally advised by the Commission that: (i) no stop order suspending the effectiveness of the Registration Statement has been issues [and (ii) no proceedings for that purpose have been instituted or are pending or threatened by the Commission.]

      In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accountants for the Company and with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except to the limited extent referred to in paragraphs 4 and 8 above).

      On the basis of the foregoing, (i) the Registration Statement, at the time it became effective, the Prospectus, as of its date, and the Incorporated Documents, as of their respective dates, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, as applicable (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement), (ii) all required filings of the Prospectus pursuant to Rule 424(b) under the Securities Act have been made in the manner and within the time period required by such Rule 424(b) and (iii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement).

                                     A-1-2

                                                                     EXHIBIT A-2

      Opinion of outside counsel for the Company to be delivered pursuant to
Section 5(d)(i) of the Underwriting Agreement.

      References to the Prospectus in this Exhibit A-2 include any supplements thereto at the Closing Date.

      Subject to the customary limitations, qualifications, exceptions and assumptions:

      1. The Company and each Designated Subsidiary has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

      2. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of California.

      3. Zenith Insurance Company is validly existing and in good legal standing under the laws of the State of California. Zenith Insurance Company is
(i) licensed to issue policies and transact the business of insurance in the State of California, (ii) authorized to transact the business of insurance in the State of Florida, (iii) authorized to engage in the insurance business in the State of North Carolina, and (iv) is authorized to transact the business of insurance in the State of Texas.

      4. ZNAT Insurance Company is validly existing and in good legal standing under the laws of the State of California. ZNAT Insurance Company is
(i) licensed to issue policies and transact the business of insurance in the State of California, and (ii) is authorized to transact the business of insurance in the State of Texas.

      5. Zenith Star Insurance Company is validly existing and in good legal standing under the laws of the State of Texas. Zenith Star Insurance Company is authorized to transact the business of insurance in the State of Texas.

      6. All of the issued and outstanding shares of capital stock of the Designated Subsidiaries were duly authorized and validly issued and are fully paid and nonassessable. To my knowledge, the Company is the record owner of all of the outstanding shares of the Designated Subsidiaries, either directly, or indirectly through a wholly-owned subsidiary of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

      7     The authorized, issued and outstanding capital stock of the Company
(including the Common Stock) conforms as to legal matters to the descriptions thereof contained or incorporated by reference in the Prospectus. The form of certificate used to evidence the Common Stock complies in all material respects with applicable requirements of the Certificate of Incorporation and By-laws, and the General Corporation Law of the State of Delaware. The shares of capital stock of the Company shown by the Company's stock record books as being issued and outstanding as of the date set forth in the Prospectus have been duly authorized and

                                     A-2-1
validly issued and are fully paid and non-assessable, and free and clear of any preemptive rights or any similar rights arising under the General Corporation Law of the State of Delaware, the Certificate of Incorporation or the By-laws.

      8. The statements in the Prospectus under the captions "Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Business -- Regulation," and "Business -- Legal Proceedings," insofar as such statements constitute summaries of certain legal proceedings or legal conclusions, or purport to summarize certain provisions of law or the documents referred to therein, fairly summarize such provisions in all material respects.

      9. To my knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to have any securities registered pursuant to the Registration Statement, except
(i) as set forth in the agreements listed on Schedule A hereto or (ii) as disclosed in the Prospectus.

      10. To my knowledge, neither the Company nor any of the Designated Subsidiaries is in violation of its certificate or articles of incorporation, as applicable, or by-laws and no default by the Company or any of the Designated Subsidiaries exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Prospectus or incorporated by reference therein, except in the case of any such violation or default that would not reasonably be expected to result in a Material Adverse Change (as defined in the Underwriting Agreement).

      11.There are no legal or governmental proceedings pending or, to my knowledge, threatened, to which the Company is a party or to which any property of the Company is subject that are required to be disclosed in the Registration Statement pursuant to Item 103 of Regulation S-K that are not disclosed therein.

      12.   To my knowledge, except as otherwise disclosed in the Prospectus,
(i) the Company and the Designated Subsidiaries that are engaged in the business of insurance or reinsurance (each an "Insurance Subsidiary") possess such insurance licenses, certificates, and permits from governmental authorities and insurance regulatory agencies (the "Insurance Licenses") as are necessary to conduct their respective businesses as described in the Prospectus; (ii) the Company and the Insurance Subsidiaries are in compliance with the terms and conditions of all of the Insurance Licenses, except where the failure to so comply would not reasonably be expected to have a Material Adverse Change; (iii) the Insurance Licenses of the Insurance Subsidiaries are valid and in full force and effect, except where the invalidity of such Insurance Licenses or the failure of such Insurance Licenses to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect; and (iv) there are no pending proceedings relating to revocation, suspension or modification of any such Insurance Licenses that would reasonably be expected to have a Material Adverse Effect.

                                      A-2-2

                                                                     EXHIBIT B-1

      The opinion of such counsel pursuant to Section 5(h)(i) shall be rendered to the Representatives at the request of the Company and shall so state therein. References to the Prospectus in this Exhibit B-1 include any supplements thereto at the Closing Date.

            (i) TIG Insurance Company has the corporate power to execute, deliver and perform the Underwriting Agreement and has taken all corporate action necessary to authorize the execution, delivery and performance of the Underwriting Agreement.

            (ii) The Underwriting Agreement has been duly executed and delivered by TIG Insurance Company and is the legal valid and binding obligation of each of the Selling Stockholders, enforceable against each of the Selling Stockholders in accordance with its terms.

            (iii) The execution and delivery by TIG Insurance Company of the Underwriting Agreement do not, and the performance by TIG Insurance Company of its obligations thereunder will not, result in a violation of TIG Insurance Company's articles of incorporation or bylaws.

            (iv) No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by each of the Selling Stockholders of the Underwriting Agreement, except as have been obtained and are in full force and effect under the Securities Act or as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Shares.

            (v) Upon the delivery by or on behalf of the Selling Stockholders to The Depositary Trust Company ("DTC") or its agent of the Common Shares (the "Shares"), registered in the name of Cede & Co. ("Cede"), as nominee for DTC, and the crediting by DTC of the Shares to the securities accounts of the several Underwriters with DTC, DTC will be a protected purchaser (as such term is defined in Section 8-303 of the Uniform Commercial Code as in effect in the State of New York (the "NYUCC")) of the Shares and will acquire its interest in such Shares (including, without limitation, all rights that each Selling Stockholder had or has the power to transfer in such Shares) free of any adverse claim (as such term is defined in
      Section 8-102 of the NYUCC). Upon the payment of the purchase price for the Shares and the crediting by DTC of the Shares to the securities accounts of the several Underwriters with DTC, each of the Underwriters will acquire a valid security entitlement (within the meaning of Section 8-501 of the NYUCC) in respect of the Shares to be purchased by it, and no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on an adverse claim (as such term is defined in Section 8-102 of the NYUCC) to such Shares may be asserted against the Underwriters.

      In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of

                                      B-1-1

      Delaware, the General Corporation Law of the State of New York or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of such Selling Stockholder and public officials.

            In addition, in rendering the opinion in clause (v) above, such counsel may assume that (i) each Underwriter is a participant in DTC, and that as such, each Underwriter maintains a customer account with DTC in the name of such Underwriter, and such customer account is the subject of an agreement between DTC and such Underwriter providing, among other things, that: (A) financial assets (as defined in Section 8-102(a)(9) of the NYUCC) (including financial assets consisting of security entitlements with respect to the Shares sold to such Underwriter) may be credited to such customer account; (B) DTC undertakes to treat such Underwriter as entitled to exercise the rights that comprise the financial assets so credited from time to time to such customer account in accordance with
      Article 8, Part 5 of the NYUCC; and (C) such agreement is governed by the law of the State of New York (such that DTC's "securities intermediary's jurisdiction," as defined in Section 8-110(e) of the NYUCC, is New York),
      (ii) the Shares are certificated securities in registered form and not held in any securities account or through any securities intermediary,
      (iii) Cede is acting as DTC's nominee and is not a securities intermediary; and (iv) neither DTC nor the Underwriters or their representatives, nominees or agents has notice of any adverse claim (within the meaning of Section 8-105 of the NYUCC) with respect to the Shares or any security entitlement therein.

                                      B-1-2

                                                                     EXHIBIT B-2

      The opinion of such internal counsel pursuant to Section 5(h)(ii) shall be rendered to the Representatives at the request of the Company and shall so state therein. References to the Prospectus in this Exhibit B-2 include any supplements thereto at the Closing Date.

      (i) The Underwriting Agreement has been duly executed and delivered by such Selling Stockholder.

      (ii) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, the Underwriting Agreement will not contravene or conflict with, result in a breach of, or constitute a default under, the charter or by-laws, partnership agreement, trust agreement or other organizational documents, as the case may be, of such Selling Stockholder, or, to the best of such counsel's knowledge, violate or contravene any provision of applicable law or regulation, or violate, result in a breach of or constitute a default under the terms of any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound, or any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, except for such violations, contraventions, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect upon the Selling Stockholder's ability to consummate the transactions contemplated by the Underwriting Agreement.

      (iii) Such Selling Stockholder has the legal right and power, and all authorizations and approvals required under its charter and by-laws or other organizational documents, as the case may be, to enter into the Underwriting Agreement, to sell, transfer and deliver all of the Common Shares which may sold by such Selling Stockholder under the Underwriting Agreement and to comply with its other obligations under the Underwriting Agreement.

      (iv) To the best of such counsel's knowledge, no consent, approval, authorization or other order of, or registration or filing with, any court or governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in the Underwriting Agreement, except as required under the Securities Act, applicable state securities or blue sky laws, and from the NASD.

      In rendering such opinion, such internal counsel may rely as to matters involving the application of laws of the State of New York or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of Shearman & Sterling LLP.

                                     B-2-1

                                                                       EXHIBIT C

[Date]

Banc of America Securities LLC
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Dowling & Partners Securities, L.L.C.
Ferris, Baker Watts, Incorporated
     As Representatives of the Several Underwriters
c/o Banc of America Securities LLC
9 West 57th Street
New York, NY ,10019

Re:   Zenith National Insurance Corp. (the "Company")

Ladies and Gentlemen:

            The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. Certain stockholders of the Company propose to carry out a public secondary offering of Common Stock (the "Offering") for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the Company. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

            In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned's household not to), without the prior written consent of Banc of America Securities LLC, directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date hereof. The

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

undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

            Notwithstanding the foregoing, the undersigned may (i) exercise options or warrants to acquire shares of Common Stock or (ii) transfer the Common Stock (w) to the Company to pay withholding taxes, or satisfy the exercise price, applicable to the exercise of options, (x) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (y) to any trust or partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or the general partner of the partnership agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value or (z) with the prior written consent of Banc of America Securities LLC on behalf of the underwriters. For purposes of this letter agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

            With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

            This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

                                         Signature: ___________________________

                                         Printed Name: ________________________
                                         (and indicate capacity of person
                                         signing if signing as custodian,
                                         trustee, or on behalf of an entity)

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